Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

13 February 2024

Matter No. 838047/109739486

852 2842 9530

Richard.Hall@conyers.com

Ohmyhome Limited

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: Ohmyhome Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Additional Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) which is related to, and incorporates by reference, the Company’s registration statement on Form F-1 (File No. 333-275987), initially filed on 11 December 2023, as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares par value US$0.001 each (the “Ordinary Shares”) of the Company.

The Additional Registration Statement relates to the registration under the Securities Act of the proposed offer and sale of 592,593 ordinary shares par value US$0.001 each (the “Additional Ordinary Shares”) in addition to the Ordinary Shares registered under the Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Additional Registration Statement.

We have also reviewed copies of:

1.1.	the amended and restated memorandum and articles of association of the Company certified by the Secretary of the Company on 11 January 2024;

1.2.	unanimous written resolutions of the directors of the Company dated 8 February 2024 (collectively, the “Resolutions”);

1.3.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 7 February 2024 (the “Certificate Date”); and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Additional Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.7.	the validity and binding effect under the laws of the United States of America of the Additional Registration Statement and that the Additional Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	The issue and allotment of the Additional Ordinary Shares has been duly authorised. When allotted, issued and paid for as contemplated by the Additional Registration Statement, the Additional Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	Based solely on our review of the Memorandum of Association of the Company, the authorised share capital of the Company is US$500,000 divided into 500,000,000 shares, with a par value of US$0.001 each.

4.4.	The statements under the caption “Risk Factors”, “Enforceability of Civil Liabilities” and “Taxation – Cayman Islands Taxation” in the prospectus forming part of the Additional Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation – Cayman Islands Taxation”, and “Legal Matters” in the prospectus forming a part of the Additional Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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